EXHIBIT 23.02




PricewaterhouseCoopers Bedrijfsrevisoren            KPMG Accountants N.V.
Woluwedal 18                                        Burgemeester Rijndersweg 20
1932 Sint-Stevens-Woluwe                            1180 MC Amstelveen
Belgium                                             The Netherlands


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2002, (relating to the financial statements of Fortis not presented separately therein) included in Suez's Annual Report on Form 20-F for the year ended December 31, 2001 (No 1-15232), filed on June 28, 2002.


January 10, 2003                                    January 10, 2003

PricewaterhouseCoopers Bedrijfsrevisoren            KPMG Accountants NV
Brussels, Belgium                                   Amstelveen, The Netherlands
Represented by


/s/ Philippe Barbier                                /s/ KPMG Accountants NV
Philippe Barbier




                                 Exh. 23.02-1